Exhibit 3.10

ARTICLES OF ORGANIZATION
OF
LGI HOMES — ARIZONA, LLC
(an Arizona limited liability company)

1.	Name. The name of the limited liability company is LGI Homes — Arizona, LLC (the “Company”).

2.	Known Place Of Business. The address of the Company’s known place of business in Arizona is 11445 East Via Linda, Suite 2196, Scottsdale, AZ 85259.

3.
Statutory Agent. The name and address of the Company’s agent for service of process are: Thomas J. McDonald, Esq., Gammage & Burnham P.L.C., Two North Central Avenue, 15th Floor, Phoenix, Arizona 85004.

4.	Management. Management of the Company shall be vested in a Manager.

5.	Name and Address. The name and address of the Manager of the Company as of the filing of these Articles is:

LGI Homes Group, LLC,
a Texas limited liability company
1450 Lake Robbins Dr Ste 430
 The Woodlands, TX 77380-3258

6.	Major Members. The name and address of each Member of the Company who owns twenty percent (20%) or greater interest in the capital and profits of the Company as of the filing of these Articles is:

LGI Homes Group, LLC,
a Texas limited liability company
1450 Lake Robbins Dr Ste 430
 The Woodlands, TX 77380-3258

7.	Dissolution. There is no latest date by which the Company must dissolve.

8.	Limited Liability. No Member or Manager of the Company shall be liable for the debts, obligations or other liabilities of the Company solely by reason of being a Member or Manager of the Company.

9.	Organizer. The undersigned organizer shall have no authority, liabilities, responsibilities, or duties as organizer other than the filing of these Articles of Organization.

ORGANIZER:

/s/ Chris Kelly
Chris Kelly
Date: March7th, 2013

ACCEPTANCE OF APPOINTMENT BY STATUTORY AGENT

The undersigned, having been designated to act as statutory agent of LGI Homes — Arizona, LLC, an Arizona limited liability company, hereby consents to act in that capacity until removal or resignation is submitted in accordance with applicable laws.

/s/ Thomas J. McDonald
Thomas J. McDonald
Date: March 8, 2013